UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 6, 2007

Precision Aerospace Components, Inc.

(Exact name of registrant as Specified in its Charter)

000-30185

(Commission File Number)

Delaware	20-4763096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Arthur Kill Road, Staten Island, NY

 10309-1202

(Address of principal executive offices)

  (Zip Code)

Registrant’s telephone number, including area code    (718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 31, 2007, Precision Aerospace Components, Inc. (the “Company”) entered into an agreement with Barron Partners LP and Richard Henri Kreger (the “Investors”), the Investor parties to its Securities Purchase Agreement dated July 20, 2006 (the “Purchase Agreement”) and reported in its 8-K dated the same date.  The Company and the Investors agreed that the total conversion and exercise prices of the various securities associated with the Purchase Agreement are fully adjusted for the 2006 and 2007 years (except for normal adjustments associated with certain stock related actions) to be as follows:

New Preferred A conversion ratio	5.18
New Exercise Price .35 warrant	0.203
New Exercise Price .60 warrant	0.347
New Convertible price per share	0.174

This is a 42% adjustment of the original ratio or price.  By the terms of the Purchase Agreement the Company was subject to a maximum adjustment of 35% of the ratio or price per year for each of the two years dependent upon the Company meeting certain earnings per share requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc

Date: August 6, 2007	By: /s/ Andrew Prince Chief Executive Officer

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